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                                                                    EXHIBIT 99.1

Thursday, January 24, 2002

PRESS RELEASE

SOURCE:  GADZOOX, NETWORKS, INC.

               GADZOOX NETWORKS CLOSES ON $8.9 MILLION INVESTMENT

        SAN JOSE, CA -- JANUARY 24, 2002 -- Gadzoox Networks Inc. (NASDAQ:
ZOOX), a global supplier of intelligent Storage Area Network (SAN) products, today announced that it closed on the sale of approximately $3.9 million of common stock in a transaction with Balch Hill Capital and another private investor. The company raised an additional $5 million from its sale of a convertible debenture to Berg and Berg Enterprises, LLC, a private venture capital firm that has invested in over 50 Silicon Valley companies. The investment will be used to continue the successful launch of Gadzoox Networks' Slingshot 2Gb Open Fabric switch platform and to support the development of future products and programs.

        Gadzoox Networks will go into more detail regarding this announcement during its Fiscal 2002 third quarter earnings call. The call will be held on Monday, January 28 at 1:30 p.m. PST. For more information on the conference call please go to http://www.gadzoox.com/company/investors/.

ABOUT GADZOOX NETWORKS, INC.

        Gadzoox Networks, the first company to announce and demonstrate 2Gb Open Fabric switch technology, offers value-leading Storage Area Network (SAN) products that enable the deployment of high availability clusters, advanced backup solutions, and storage consolidation strategies. The Slingshot Family of 2Gb Open Fabric switches and the Capellix Family of 1Gb Loop switches facilitate continuous access to data, disaster recovery solutions, faster and more reliable backups, and the reduction of storage management expenses. Gadzoox Networks is a voting member of the Storage Networking Industry Association (SNIA), with corporate headquarters located at 5850 Hellyer Avenue in San Jose, California. For more information about Gadzoox Networks' products and technology advancements in the SAN industry, visit the company's Web site at http://www.gadzoox.com

        This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Gadzoox Networks' future business prospects are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. Such statements include statements regarding the successful launch of Gadzoox Networks' Slingshot 2Gb Open Fabric switch platform, future Gadzoox Networks' products and programs, and anticipated benefits for Gadzoox Networks' customers. Gadzoox Networks' business involves a number of risks and uncertainties, including, but not limited to, market acceptance of Gadzoox Networks' products, in particular the new Slingshot 2Gb Open Fabric switch platform, the timing of such acceptance, the fact that the SAN market is new and evolving, Gadzoox Networks' dependence on a limited number of products, a significant portion of which are sold to a limited number of partners including OEM and distribution channel partners, the ability or willingness of Gadzoox Networks' partners to sell the company's products, Gadzoox Networks' dependence on its contract manufacturer, competition in the SAN industry, the timing of new technology and product introductions, fluctuations in customer demand, both in timing and in volume, and risks associated with excess and obsolete inventories. In the context of forward looking information provided in this news release,


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reference is made to the discussion of risk factors detailed in Gadzoox
Networks' Annual Report on Form 10-K for the fiscal year ended March 31, 2001, Gadzoox Networks' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, as well as subsequent filings.

Note to Editors: Gadzoox and the Gadzoox logo are registered trademarks of Gadzoox Networks, Inc. All other trademarks are property of their respective

               MEDIA CONTACT:               INVESTOR CONTACT:
               KELLIE DINARO                ROSIE SUNDELL
               GADZOOX NETWORKS, INC.       GADZOOX NETWORKS
               408.361.6229                 408-360-6011
               KDINARO@GADZOOX.COM          RSUNDELL@GADZOOX.COM


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